Exhibit 99.1

Ohio Senate Energy and Public Utilities Committee

Chairman: Robert Schuler

Testimony of the Dayton Power and Light Company

Arthur Meyer, Senior Vice President

Chairman Schuler and members of the Senate Energy and Public Utilities Committee, my name is Art Meyer, DPL Senior Vice President, and I am speaking on behalf of the Dayton Power and Light Company (DP&L). Thank you for the opportunity to present testimony today regarding Senate Bill 221.

Background. DP&L provides electric service to approximately 500,000 customers in all or part of twenty-four counties in West Central Ohio. Ohio is our only retail electric market and represents 80 percent of our total kilowatt hours sold. The remaining 20 percent is sold into the PJM or MISO Regional Transmission Organization (RTO) power markets.

DP&L owns approximately 3,750 MW of generation capacity of which 2,800 MWs are coal fired base load units and 950 MWs are natural gas or oil fired peaking units. The majority of our base load capacity is owned in common with AEP and Duke Energy Ohio and is located on the Ohio River. Of the co-owned base load coal capacity, DP&L operates the 615 MW Killen Station and the 2,400 MW Stuart Station, one of the largest coal fired plants in North America.

We have recently completed the installation of flue gas desulfurization (FGD) equipment at our Killen Station, being the first utility in the Western Hemisphere to deploy a new technology that will reduce sulfur dioxide (SO2) by approximately 95 percent and, combined with electrostatic precipitators, reduce particulates by 99 percent. The same FGD equipment is currently under construction and will be installed at our Stuart Station in 2008. Combined, the environmental upgrades will cost approximately $800 million at these two plants alone.

Ohio Customer Choice. DP&L supports the leadership of the Governor, the Ohio Senate and House for their willingness to review the operation and impact of Senate Bill 3, the Ohio Electric Customer Choice Law, passed in July 1999.

Since Senate Bill 3 was passed, DP&L has complied with every aspect of the legislation including:

•                  Providing a 5% generation discount to residential customers from 2001 to 2005.

•                  Complying with corporate separation and code of conduct rules and regulations.

•                  Joining the PJM regional transmission management organization.

•                  Installing additional billing and informational systems required to facilitate new market entrants and aggregators.

•                  Conducting 11 competitive bids for the provision of generation service to customers signing up for our voluntary enrollment program (VEP).

•                  Filing a 3-year transition plan rather than the 5-year plan provided in the statute in order to accelerate the move to competitive markets.

•                  And, meeting the region’s growing energy needs with clean-burning natural gas peak period generation, which is currently not reflected in customer rates.

As you are aware, extensive actions were not necessary since the development of robust competitive retail markets did not materialize. Since January 2001, the date Ohio electric customers could first exercise supplier choice, DP&L has experienced little customer switching to alternate generation suppliers. As of June 30, 2007, 202 industrial customers, 583 commercial customers, and no residential customers have switched suppliers. Of the customers, all but 34 have switched to DP&L’s unregulated affiliate.

The reasons that competitive markets failed to develop initially are well known including:

•                  The failure of deregulation in California.

•                  The collapse of Enron and its impact upon trading activity and other energy markets.

•                  The continued patchwork of regulatory structures across states and regions.

•                  And, conflicts between retail programs regulated by the states, and transmission and wholesale generation programs administered by RTO’s and regulated by the Federal Energy Regulatory Commission.

In response to the unstable conditions and pricing generated by these events, DP&L worked with the PUCO and interested parties to put in place plans to protect customers from the volatility of the markets including:

•                  Extending its original transition period from three to five years.

•                  Entering into the first rate stabilization plan including giving residential customers an additional 2.5% discount through 2008.

•                  And, in 2005 extending its rate stabilization plan again through 2010. As a result, DP&L’s base rates will remain the same for sixteen years excluding increases for fuel and environmental costs.

For the last six years, we also continued compliance with the competitive requirements of Senate Bill 3 to support the development of competitive markets.

The result has been that Ohio has enjoyed a stable electric service-pricing environment for an extended period of time, in spite of other state and national electric deregulation turmoil and in spite of what was anticipated at the time Senate Bill 3 was passed. This positive outcome is due largely to the leadership at the PUCO taking a balanced and reasonable approach to rate setting issues.

At the same time, wholesale markets have stabilized, albeit higher, due to increased fuel and environmental costs. Additionally, the PJM RTO has established a generation capacity market to spur the building of new generation.

So the question at this time becomes – do you continue the march to market, retrench and go back to cost based rates, or try to manage the potential of both environments.

By providing for a hybrid approach, the Governor’s proposal suggests we can manage both. While we support the Governor’s effort, there are improvements that we believe should be made to both pathways - the market option and the electric security plan option.

S.B. 221

Senate Bill 221 contains most of the elements that have been part of previous attempts to piece together a compromise bill among all stakeholders to address this challenge. The bill contains a hybrid regulated/market mechanism, the ability to build new generation, encouragement to deploy new delivery system technology and demand side management tools, and the use of renewable or sustainable energy resources.

DP&L supports the Governor’s proposal that creates two pathways or options for utilities. In reviewing the bill, the testimony of Chairman Schriber and Energy Advisor Mark Shanahan, and direct discussions with both have been helpful. However, there remains language on which we have questions regarding the intent and meaning as well as the potential impact on the Company.

Specific issues we would want to see addressed or amended include:

Standard Service Offer 4928.14 (A)

Regarding the filing of the initial standard service offer, we do not believe the language set forth in Sections 4928 (A) and (E) sufficiently protects the rate stabilization plan DP&L currently has in effect, which runs through 2010. We would like to see the language adjusted to more specifically accommodate the plan through 2010, and the flexibility to adjust the plan prior to the end of 2010, if necessary, to reflect then current fuel (fuel clause) and environmental costs.

Electric Security Plan 4928.14 (B) (1)

The legislation requires that the filing of an electric security plan shall include the basis of the valuation of specific generating facilities used in providing retail electric generating service. DP&L seeks additional clarification and assurance that the language includes all generation owned by the utility and related subsidiaries providing service to retail customers. DPL owns generating assets that provide service to retail customers that are not currently reflected in rates. The issue could be addressed through language changes and clarification in sections 4928.14 (B) and 4928.14 (D) (3).

Additionally, the valuation of generation facilities used to provide retail electric service needs to factor in replacement costs or market value of the generation assets. In those instances when DP&L must buy replacement or additional power for its retail customers, it has to purchase at wholesale market rates. If we ignore wholesale market developments, Ohio will further exacerbate the predicament that was experienced when Monongahela Power attempted to charge market based rates to its retail customers– that is - rates being paid by Ohio electric consumers that are not reconcilable to wholesale pricing that is occurring in regional wholesale markets.

DP&L supports the Governor’s proposal that recognizes cost recovery for environmental compliance costs and the new generation facilities required and located in the state, under section 4928.14(B)(1)(a) and (b).

Market Rate Options 4928.14(B)(2)

DP&L supports the preservation of a market based option, as long as it is a true option. However, some of the qualifications to the market option contained in the bill will make it difficult if not impossible to exercise.

For example, the requirement under section 4928.14 (D) (2)(c) that the offer not impose “undue” price increases is troublesome, as that term is not defined in the bill. In the alternative, the legislation could provide the PUCO the authority to phase in rate increases that are deemed to be burdensome on consumers as has been past practice under regulatory rate setting proceedings.

Likewise section 4928.14(D)(2)(d) states that the market alternative must be reasonable on both a short term and long term basis. This is not consistent with market principles as it will be nearly impossible to certify that a market rate is reasonable on both a short and long term basis.

Choosing the Market Option vs. the Security Plan Option

DP&L has been consistent in stating that we prefer a regulated yet balanced rate pathway. For a smaller utility operating its retail business in one state, it provides more certainty in long term financial and operational planning. However, DPL believes that those companies choosing to file an electric security plan should not have to bear the risk and cost to customers of competitive programs designed to encourage competition especially if the market option is not a true option. These elements add costs to consumers and create difficulties in performing effective long term transmission and generation planning under such an option. Competitive programs include corporate separation plans, participation in regional transmission organizations, and exposure to opt out aggregation programs.

As a final comment on the two options, we do not understand the purpose of 4928.14 (G) which allows regulated distribution utilities to provide competitive retail electric service within certified territories of other utilities. This provision appears to blur the distinction between the two pathways and appears to undermine the effectiveness of both.

Advanced/Sustainable Energy

DP&L supports the proposal to diversify Ohio’s generation portfolio and to reduce greenhouse gas emissions. However, in developing the programs to reach the targets set forth in the legislation, we suggest consideration of the following:

First, the PUCO should be provided the authority and flexibility to create reasonable timing and capacity benchmarks based on real time market conditions.

Second, energy and demand reductions due to demand side management programs, energy efficiency programs, and infrastructure modernization plans and investments should be included in the definition of sustainable energy for financing and portfolio target purposes.

Third, the advanced generation and sustainable energy provisions should recognize the fact that sustainable energy resources do not replace the need for base load units that can produce 24 hours, seven days a week. And further, that advanced energy resources such as zero carbon clean coal generation may not be available to consumers until late in the next decade. In this regard, DPL suggests that clean coal technologies, such as Integrated Gasification Combined Cycle (IGCC), without carbon capture should also be defined as advanced generation until the promise of carbon capture is proven and practical in Ohio.

This last recommendation is important as DP&L projects the need for additional base load capacity sometime mid-next decade. Irrespective of the advanced and sustainable energy targets, it is unlikely that we will be able to fill the need with nuclear or zero carbon clean coal, or a combination of energy efficiency and sustainable energy, owned or purchased. If we are unable to build a clean coal base load unit, it is likely that we will need to purchase that energy on the wholesale market at market rates. So in reality, benchmarks and targets, environmental mandates and incentive programs may be driving us to market rates in spite of efforts otherwise.

Concluding, DP&L has often stated its preference for a regulated environment, if an appropriate balance can be maintained between shareholders and consumers. We recognize that other utilities may have a different preference based on operating and financial profiles, capital deployment initiatives, and overall strategic plans – all of which were developed over the last 10 years to prepare for competitive markets and the risk of competitive markets. As such, we support maintaining a viable market option.

We understand the challenges in striking the appropriate balance between these market and regulated constructs, and look forward to working with all interested parties to develop an Ohio electric policy that works for all Ohioans.

About DPL

DPL Inc. (NYSE:DPL) is a regional electric energy and utility company. DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER). DP&L, a regulated electric utility, provides service to over 500,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major industrial and commercial customers. DPL, through its subsidiaries, owns and operates approximately 4,400 megawatts of generation capacity, of which 2,800 megawatts are low cost coal-fired units and 1,600 megawatts are natural gas and diesel peaking units. Further information can be found at www.dplinc.com.

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Matters discussed in the press release that relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions. Such forward-looking statements are subject to risks and uncertainties, and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond DPL’s control, including but not limited to: abnormal or severe weather and catastrophic weather-related damage; unusual maintenance or repair requirements; changes in fuel costs and purchased power, coal, environmental emissions, gas and other commodity prices; volatility and changes in markets for electricity and other energy-related commodities; increased competition and deregulation in the electric utility industry; increased competition in the retail generation market; changes in interest rates; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, emission levels, rate structures or tax laws; changes in federal and/or state environmental laws and regulations to which DPL and its subsidiaries are subject; the development of Regional Transmission Organizations, including the PJM to which DPL’s operating subsidiary has given control of its transmission functions; changes in DPL’s purchasing processes, pricing, delays, contractor and supplier performance and availability; significant delays associated with large construction projects; growth in DPL’s service territory and changes in demand and demographic patterns; changes in accounting rules and the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; financial market conditions; the outcomes of litigation and regulatory investigations, proceedings or inquiries; general economic conditions; and the risks and other factors discussed in DPL’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

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